UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2020

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Preferred Stock, Series C	SCHW PrC	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	A Special Meeting of Stockholders of The Charles Schwab Corporation (CSC) was held on June 4, 2020 (CSC Special Meeting).

(b)
At the CSC Special Meeting, stockholders voted on (1) a proposal to approve the issuance of common shares, consisting of common stock and nonvoting common stock, to holders of shares of TD Ameritrade Holding Corporation (TD Ameritrade) common stock in connection with the merger contemplated with TD Ameritrade (First Proposal), and (2) a proposal to approve an amendment to the corporation’s charter to increase the number of authorized shares of capital stock of the corporation by 300 million and create a new class of nonvoting common stock (Second Proposal). The First Proposal, which required the affirmative vote of the holders of a majority of shares of common stock present at the meeting or by proxy and entitled to vote at the CSC Special Meeting (and meeting the minimum requirement of a majority of votes cast), was approved. The Second Proposal, which required the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the CSC Special Meeting, was approved.

The third proposal was a proposal to give the Board of Directors of CSC the authority to adjourn the special meeting if necessary to solicit additional proxies (Third Proposal) if there were not sufficient votes to approve the First Proposal and the Second Proposal. A preliminary count showed that there were more than enough votes to approve the First Proposal and the Second Proposal, and therefore the Third Proposal was deemed unnecessary and not called for a vote.

The final voting results were as follows:

1. Approve the issuance of Schwab common shares, consisting of common stock and nonvoting common stock, to holders of shares of TD Ameritrade common stock in connection with the merger contemplated with TD Ameritrade.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,116,692,654	1,773,291	324,338	0

2. Approve an amendment to the Schwab charter to increase the number of authorized shares of capital stock of Schwab by 300 million and create a new class of Schwab nonvoting common stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,105,221,500	12,911,633	657,150	0

Item 8.01	Other Events

On June 4, 2020, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), with respect to the proposed transaction. Completion of the proposed transaction remains subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the remaining closing conditions set forth in the merger agreement.

On June 4, 2020, CSC issued a press release announcing that its common stockholders approved the First Proposal and the Second Proposal, and that the Antitrust Division of the United States Department of Justice had closed its investigation of CSC’s proposed acquisition of TD Ameritrade. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 4, 2020.
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date:	June 5, 2020	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer